Exhibit 10.2

Procurement and Installation Contract of On-board Snow-melting Agent Spreader with the Load of 10m3 for Arm Hooking Vehicle and Front-loading 3.5m Snow Sweeping Rolling Brush of Environmental Sanitation Administration Bureau of Wendeng District, Weihai City

Party A: Environmental Sanitation Administration Bureau of Wendeng District, Weihai City             Procurement No.: WDGP20171321

Party B: Reed (Xinxiang) Road Co., Ltd.                Signature Date: December 11, 2017

Wendeng Sub-center of Weihai Public Resources Trading Center accepted the commissioning of tender procurement from Party A and confirmed Party B as the supplier for the Procurement and Installation Contract of On-board Snow-melting Agent Spreader with the Load of 10m3 for Arm Hooking Vehicle and Front-loading 3.5m Snow Sweeping Rolling Brush of Environmental Sanitation Administration Bureau of Wendeng District, Weihai City.

In accordance with regulations in the Procurement Law of the People’s Republic of China, Contract Law of the People’s Republic of China and other relevant laws and rules, both parties agree to sign this contract with below terms and conditions to regulate the rights, obligations and responsibilities of the parties.

Article I: Contract Price

Total Contract Amount: 400000 Yuan

RMB In Capital: RMB Four Hundred Thousand Yuan in Total.

Note: Refer to the contract list attached for detailed contents of the project. Contract price shall include all expenses for the supply, installation, commissioning, training, after-sales services and so forth according to the technical requirements and national standards on the basis of current site conditions. All risks, responsibilities and other uncertain factors that are included in the policy documents are all included in the contract price.

Article II: Quality Standard and Requirements of Technical Specification

Refer to the requirements for technical specification in the appendix for contract list.

Article III: Construction Period and Supply Place

Complete the supply, installation and commissioning of goods within 20 days after the signature of this contract. The supply address is a place designated by Party A.

Article IV: Transportation Method

Party B has the right to select the transportation method of the equipment.

Article V: Packing Requirements

All equipment provided by Party B should be packed with standard protection measures to ensure they are suitable for long-distance transportation and have the damp-proof, quake-proof, rust prevention and anti-rough loading performance and ensure the cargo would arrive at the site under sound status. Party B shall bear the damage and loss of equipment caused by poor packaging.

Article VI: Inspection and Acceptance Method

One-month trial should be arranged after the completion of the supply, installation and commissioning of goods. Party A and Wendeng Sub-center of Weihai Public Resources Trading Center shall arrange inspection (with the assistance from relevant experts depending on actual situations) and issue inspection report for procurement equipment of the local government of Wendeng District, Weihai City. Party B shall send the inspection report to Weihai Wendeng District Government Procurement Supervision and Management Office, Wendeng Sub-center of Weihai Public Resources Trading Center and corresponding business divisions of Weihai Wendeng District Finance Bureau.

After the acceptance, Party B shall send the invoice to Party A in time, and Party A shall send photocopies of invoice to the corresponding business division of finance bureau within three working days after the confirmation for the authenticity of the invoice.

In case the equipment needs to be inspected or need to engage a professional agency for the inspection, Party B shall be responsible for the inspection expenses.

If the quality, specification or technical parameters of the equipment is not consistent with corresponding requirements in this contract, or the equipment is proved to have any defect during the warranty period, including potential defects or the use of any nonconforming materials, Party A shall have the right to reject the goods and claim damage against Party B.

Article VII: Settlement Method

Party B shall go through payment formalities with the procurement inspection report of the local government of Wendeng District, Weihai City. Specific Settlement Method: A one-month trial should be arranged upon the completion of the supply. 90% of the total price shall be made after the inspection and acceptance, and the balance should be paid off after the maturity of the warranty period if there is no quality problem.

Article VIII. Performance Guarantee Deposit

Upon execution of this contract, Party B shall submit the performance guarantee deposit at the amount of 20000 Yuan to Wendeng Sub-center of Weihai Public Resources Trading Center. The performance guarantee deposit would be returned to Party B without interest after Party B has completed the supply, installation and commissioning of the equipment and the inspection is completed successfully. The performance guarantee deposit would not be returned if Party B fails to fulfill or terminates this contract without consent from Party A or the contract contents could not be completed due to quality issues of equipment provided by Party B. In case of any breach by Party B, Party A would deduct 30% to 100% from the performance guarantee deposit according to the actual situations.

Article IX: Responsibilities and Obligations of Party A

1. Party A shall provide information and materials in connection with the project to Party B;

2. In case of failure in completion on time due to reasons of Party A, Party A shall extend the construction period;

3. Other responsibilities that Party A must bear shall be implemented in accordance with relevant regulations.

Article X: Responsibilities and Obligations of Party B

1. Party B shall strictly supply and install equipment according to various technical indicators and requirements of Party A.

2. Party B shall arrange training for relevant personnel of Party A in time. The target of the training is to ensure that trainees could complete the operation of equipment independently and proficiently.

3. Party B shall provide all special tools required for the installation, commissioning and repair of equipment at the site. Party B shall provide detailed operation and maintenance manuals.

4. In case Party B fails to take any remedial measures within 7 days upon the receiving of any repair or replacement notice from Party A, Party A would be entitled to take necessary remedial measures. However, risks and expenses arising from such remedial measures should be undertaken by Party B. Other rights granted by this contract to Party A should not be affected by such remedial measures.

5. Party B shall guarantee that Party A would not suffer any charges involving infringement claim of intellectual property rights, patent rights, trademark rights and design rights made by any third parties due to the use of the project or any part of the project. In case of any alleged infringement claim made by third party, Party B shall negotiate with such third party and assume all possible expenses incurred.

6. Together with the delivered goods, Party B shall provide Party A with the technical materials in Chinese of the products, like catalog index, drawings, operation manual, user guide, maintenance guide or service manual.

7. Party B guarantees that all equipment provided are brand new and unused and conform to requirements in the procurement document about quality, specification and performance. Party B guarantees that the equipment provided could completely conform to the performance required in the technical specifications in the service life under correct installation, normal operation and proper maintenance. During the warranty period of the equipment, Party B shall be liable for all insufficiencies or malfunction of equipment caused by defects of design, technologies or materials.

Article XI: Claim

1. In case of any quality problem during the inspection period and warranty period specified in this contract, Party A may claim damage against Party B through any one or multiple methods shown below:

(1) If Party A return the goods, Party B shall refund the corresponding payment for goods to Party A and undertake all losses and expenses arising from such quality problem, including interest, bank charge, transportation, insurance premium, inspection fee, warehousing expenses, loading &unloading expenses and other expenses required for protect the returned equipment.

(2) If Party A requires Party B to replace or repair the parts with defects or damages with new components or equipment meeting the specification, quality and performance requirements, Party B shall be liable for all expenses and risk of such replacement or repair, and all direct expenses suffered by Party A. Meanwhile, Party B shall extend the warranty period for the replaced or repaired components according to terms and conditions of this contract.

2. Party B’s failure to respond within 7 days after receiving the claim notice from Party A shall be deemed as Party B’s acceptance of such claim. In the event that Party B fails to solve the claimed issue with any method specified in this contract within 7 days after receiving the claim notice or a longer time agreed by Party A, Party A would be entitled to deduct the claim amount from the amount payables to Party B or performance guarantee deposit without any conditions. If such amount is insufficient to cover the amount in such claim, Party A has the right to require Party B to pay the balance.

XII. Termination Due to Breach of Contract

Upon the occurrence of any of below breaching behaviors, Party A has the right to send written notice to Party B to terminate this contract partially or wholly, and claim loss compensation against Party B:

1. Party B fails to provide products and services wholly or partially within the period specified in this contract or a longer period agreed by Party A; products provided have major quality defects; appearance, specification, model and so forth of the products are nonconforming to regulations in this contract; packages used are materially difference with those regulated in this contract.

2. Party B fails to perform any other obligations under this contract.

Article XIII: Miscellaneous

1. Both parties shall keep business secrets of the other party that become known during the performance process of this contract in confidence.

2. Party B shall arrange the supply and installation strictly according to requirements of this contract. No unauthorized change is permitted. Any necessary changes could only be implemented with the consent of Party A, Finance Bureau of the District and Wendeng Sub-center of Weihai Public Resources Trading Center.

3. In case Party B fails to deliver goods or provide services within the time specified in this contract, unless otherwise caused by force majeure events (war, serious flood, fire accidents, typhoon, earthquake and other force majeure events), Party B shall pay liquidated damage to Party A. The liabilities for breach of contract would be calculated at 2000 Yuan per day.

4.The free warranty period is two years. Onsite maintenance services in the warranty period are free of charge. If the equipment malfunctions, Party B shall arrive at the site within four hours and complete the repair within eight hours. In the event that Party B fails to complete repair within five days in the warranty period, Party B shall provide substituted equipment for free or replace the equipment with a new one. The performance of substituted equipment or new equipment for replacement should be no less than the performance indicators of the original equipment. Performance indicators of substituted equipment or replaced new equipment free of charge in the warranty period should be no lower than those of the originally purchased equipment. In the event that Party B does not have the capacity to repair or replace any equipment with fault, Party A could engage any third party to repair or replace the equipment. All expenses arising from such repair or replacement should be undertaken by Party B. In such cases, Party A has the right to deduct such expenses from the amount payable to Party B directly.

5. Without the prior written consent of Party A, Party B shall not transfer obligations under this contract wholly or partially to any third parties.

Article XIV: Dispute Resolutions

Any disputes arising from the performance of this contract shall be settled by both parties through friendly negotiation. In case negotiation fails, either party could take legal actions in Weihai Wendeng District People’s Court for judgment.

Article XV. This contract shall become effective upon the signature of both parties. Any unmentioned affairs should be settled according to the Procurement Law of the People’s Republic of China and The Contract Law of the People’s Republic of China.

Appendix: Contract List and Technical Parameters.

This contract shall be made in seven copies: Party A shall keep two copies, Party B shall keep one copy, the Finance Bureau shall keep two copies, and Wendeng Sub-center of Weihai Public Resources Trading Center shall keep two copies.

Party A (Seal): [Government seal affixed herein]

Signature of Authorized Representative: /s/ Wang Qingbo

Telephone:

Party B (Seal): [Corporate seal affixed herein]

Legal Representative (or Authorized Representative): /s/ Yang Yang

Telephone: 13837356068

Centralized Purchasing Agency (Seal): [Seal affixed herein]

Signature of Authorized Representative: /s/ Yu Dayong

Telephone:

Spare Part and Dedicated Tool List for EAGER Series Spreader

No.	Name	Specification and Model	Quantity	Place of Origin	Brand
1.	Twist switch (two-gear self-locking)	T901AW	2.	Taiwan	Yiqi
2.	Twist switch (three-gear self-reset)	T901MW	1	Taiwan	Yiqi
3.	Twist switch (three-gear six-foot self-reset)	T902MW	1	Taiwan	Yiqi
4.	Black waterproof cap	T900	4	Henan	REED
5.	Protective fuse/fuse protector	RT28-32 2A ¢ 10*38	1	Zhejiang	Zhengtai
6.	Black button switch	NP2-BA21	1	Zhejiang	Zhengtai
7.	Indicator lamp	AD16-16C DC24V	1	Zhejiang	Zhengtai
8.	One-channel Safety Plate	60A	1	Henan	REED
9.	Combination pad	Φ14, 18, 22, 27, 32	3 pcs each	Henan	REED
10.	O-ring	Φ14, 18*2.4mm	5 pcs each	Henan	REED
11.	Adjustable Wrench	350mm	1	Shanghai	Tianye
12.	Adjustable Wrench	150mm	1	Shanghai	Tianye
13.	Pincer pliers	8-inch	1	Hunan	Shungong
14.	Open-end wrench	Ten-set kit	1	Shanghai	Tianye
15.	Slotted screwdriver	JK3-75mm	1	Zhejiang	Deli
16.	Slotted screwdriver	150mm	1	Zhejiang	Deli
17.	Cross screwdriver	150mm	1	Zhejiang	Deli
18.	Allen wrench	One complete set	1	Zhejiang	Deli
19.	Oil funnel	HC-D15	1	Henan	REED
20.	White line gloves	/	2.	Henan	REED
21.	Grease gun	SL-4515B	1	Henan	REED
22.	Cotter pin	4× 5	2.	Henan	REED

Spare Part and Dedicated Tool List for EAGER Series Snow Sweeping Rolling Brush

No.	Name	Specification and Model	Quantity	Place of Origin	Brand
1.	Twist switch (two gears self-locking)	T901AW	1	Taiwan	Yiqi
2.	Twist switch (two gears self-locking 4P)	T902AW	1	Taiwan	Yiqi
3.	Diode	IN5408	3	Zhejiang	Zhengtai
4.	Protective tube	10A	1	Henan	REED
5.	Combination pad	Φ14	3	Henan	REED
6.	Combination pad	Φ18	3	Henan	REED
7.	Combination pad	Φ22	3	Henan	REED
8.	Combination pad	Φ27	3	Henan	REED
9.	Combination pad	Φ32	3	Henan	REED
10.	O-ring	Φ14,	5	Henan	REED
11.	O-ring	Ø18*2.4mm	5	Henan	REED
12.	Adjustable Wrench	150mm	1	Shanghai	Tianye
13.	Pincer pliers	8-inch	1	Hunan	Shungong
14.	Open-end wrench	Ten-set kit	1	Shanghai	Tianye
15.	Slotted screwdriver	JK3-75mm	1	Zhejiang	Deli
16.	Slotted screwdriver	150mm	1	Zhejiang	Deli
17.	Cross screwdriver	150mm	1	Zhejiang	Deli
18.	Allen wrench	One complete set	1	Zhejiang	Deli
19.	White line gloves	/	2.	Henan	REED
20.	Grease gun	SL-4515B	1	Henan	REED

Tender Parameters and Technical Deviation Table

No.	Product Parameters in Procurement Document	Actual Product Parameters in Bid Document	Deviation Description
1	Storage bin volume: ≥10m3; outline dimensions: ≥7200×2080×1750; plate thickness around hopper ≥4mm; base plate thickness ≥5mm; superior corrosion-resistant plate (provide wood quality certificate)

Storage bin volume: ≥10m3, outline dimensions: 7200×2080×1750

Thickness of the plate around the hopper is 4mm, the thickness of the base plate is 5mm, and it used superior corrosion-resistant plate (plate quality certificate is attached)

② Advanced fusion welding technology

Positive deviation

① Advanced fusion welding technology

High quality welding seams, small deformation (small welding stress) and controllable welding height. The height of welding seam on the back is no more than 1mm, which would effectively reduce the usage of various painting materials in the subsequent painting process and achieve the objective of environmentally friendly.

2.	Spread width: ≥2-22m (stepless adjustable)	Spread width: 2-22m (infinitely adjustable) ① Adopt intelligent control system

Positive deviation

① Adopt intelligent control system

Has strong interference resistance performance, accuracy control performance, and convenient operation (operators could complete all operations in the driver cabin. Compared with the previous manual spreading and current spreading control system, the product has features like better work conditions, low labor intensity, high efficiency and high snow removing efficiency.

3	Spreading amount: ≥5-320g/m2	Spreading amount: 5-320g/m2 ① Material discharge quantity could be adjusted automatically according to the driving speed of the vehicle	Positive deviation ① Material discharge quantity could be adjusted automatically according to the driving speed of the vehicle The operation effect is further improved, and the operation is simpler

4	Maximum spreading speed: ≥50km/h	Maximum spreading speed: ≥50km/h	No deviation

5	Minimum operating temperature: ≤-40°	Minimum operating temperature: -40° ① Heavy load connector is adopted for the electrical control to achieve high-integration connection

Positive deviation

① Heavy load connector is adopted for the electrical control to achieve high-integration connection

High protection grade (IP65 and IP68) provided by heavy-load connector has incomparable advantages for equipment connection system under severe environment. It could still provide effective protection under severe applications with dust, rain, cold, ice and snow and so forth.

6	Spreading disc diameter ≥ 450mm; thickness of stainless-steel material ≥ 2mm; cover other components with tarpaulin that is free for opening and closing.

The spreading disc has a diameter of 450mm and the thickness of stainless-steel material is 2mm. Cover other components with tarpaulin that is free for opening and closing.

① Movable filter mesh is installed on the upper position of the cabinet body

Positive deviation

① Movable filter mesh is installed on the upper position of the cabinet body

It could prevent large particles and sundries from entering the equipment to guarantee the safety of the equipment

7	Force taking method of spreader: use the hydraulic device of the arm hooking vehicle to drive the operation	Force taking method of spreader: use the hydraulic device of the arm hooking vehicle to drive the operation ① Use CEJN quick-connector for the hydraulic connection

Positive deviation

① Use CEJN quick-connector for the hydraulic connection

The auto-focus unit of the rapid-connect solution could rapidly and safely assemble with the hydraulic hose without the necessity of any tools. It has not only integrated with compact design, but also reinforced the rotation ring with rapid-connection, which has met the rotation application under saturated work pressure.

8	The spreader has been equipped with a 12-hear spreading regulator, which could control the spreading quantity and the spreading range	The spreader has been equipped with a 12-hear spreading regulator, which could control the spreading quantity and the spreading range ① The spreader has a vibration-resistant rubber pad	Positive deviation ① The spreader has a vibration-resistant rubber pad High work reliability and improved service life

9	Inverted V device is installed on the upper position of the conveyor chain, which could prevent backward spillage of materials. The spreader has a clearance function, which could remove the remaining snow melting agent at the position of the inverted V device to empty all residual materials in the silo

Inverted V device is installed on the upper position of the conveyor chain, which could prevent backward spillage of materials. The spreader has a clearance function, which could remove the remaining snow melting agent at the position of the inverted V device to empty all residual materials in the silo

① A baffle cone is installed on the upper position of the conveyor belt

Positive deviation

① A baffle cone is installed on the upper position of the conveyor belt

Strengthen the strength of the pedestal, reduce the load of the conveyor belt, and improve the service life of the whole machine

10	Anti-corrosion crawler-type chains used for conveying materials like snow-melting agent, width≥560mm	Anti-corrosion crawler-type chains used for conveying materials like snow-melting agent, width≥560mm ① Has conveyor chain sweeping devices to guarantee the self-cleaning capacity	Positive deviation ① Has conveyor chain sweeping devices to guarantee the self-cleaning capacity Avoid manual cleaning and reduce maintenance costs.

11	Upper position of the hopper can be split to suit different operation requirements. The spreader can be folded to facilitate the emptying of the silo

Upper position of the hopper can be split to suit different operation requirements. The spreader can be folded to facilitate the emptying of the silo

① Vibration motors are installed on both side of the silo

Positive deviation ① Vibration motors are installed on both side of the silo The design has thoroughly resolved the problem of deposited materials within the material silo

12	The spreading system adopts hydraulic dry disc spreader and has the function of symmetrical spreading and asymmetrical spreading (multi-spreading from one side or uniform spreading)	The spreading system adopts hydraulic dry disc spreader and has the function of symmetrical spreading and asymmetrical spreading (multi-spreading from one side or uniform spreading)	No deviation

13	Warning system: spreading operation warning system is arranged at the rear position of the spreader	Warning system: spreading operation warning system is arranged at the rear position of the spreader ① Installed with a lighting lamp	Positive deviation ① Installed with a lighting lamp Guarantee safety of operation under night

14	Hooks are arranged at each corner of the spreader to facilitate the handling of the spreader	Hooks are arranged at each corner of the spreader to facilitate the handling of the spreader	No deviation

15	Arm hooking load is adopted. Arming hooking vehicle is used for the hoisting operation for the product, without any necessity of pother hoisting tools. It is convenient for hoisting operation, which could work together with the current arm hooking vehicle of Wendeng District Environmental Health Management Division.	Arm hooking load is adopted. Arming hooking vehicle is used for the hoisting operation for the product, without any necessity of pother hoisting tools. It is convenient for hoisting operation, which could work together with the current arm hooking vehicle of Wendeng District Environmental Health Management Division.	No deviation

16	The spreader is in saffron yellow color	The spreader is in saffron yellow color ① Advanced spraying technology

Positive deviation

① Advanced spraying technology

The paint should be flat and free from exposed substrate, pinhole and shrinkage hole; the film thickness is ≥30μm; cathode electrophoresis corrosion resistant process applied on the whole surface

17	Rolling brush width ≥ 3500mm	Rolling brush width ≥ 3500mm	No deviation

18	Rolling brush diameter ≥800mm	Rolling brush diameter ≥800mm	No deviation

19	Rotation speed of the rolling brush ≥250 rounds/min	Rotation speed of the rolling brush ≥250 rounds/min ① Select Eton gerotor motor

No deviation

① Select gerotor motor

1. The end surface is equipped with a flow cycloidal hydraulic motor.

2. Advanced column-type stator and rotor parameters design, low starting pressure, high efficiency, stable operation at low speed.

3. Advanced shaft seal design, high north pressure bearing capacity. The advanced and reliable linkage shaft design gives the motor with a long service life.

4. Advanced flow distribution mechanism design, which has features like high flow distribution accuracy and automatic wear compensation.

5. The motors can be used in series and parallel, and should be connected to the external drain when used in series.

6. Adopt tapered roller bearing support design and has a large radial load capacity to ensure that the motor can directly drive the working mechanism.

20	The left and right swinging angle of the rolling brush is ≥ 30 °	The left and right swinging angle of the rolling brush is ≥ 30 °	No deviation

21	Flow of the rolling brush system is ≥150L/min	Flow of the rolling brush system is ≥150L/min	Positive deviation ① The flow volume under non-continuous working status could reach 225L/min Higher safety and stability to guarantee the sound operation status

22	The brush bristles are arranged in a single piece in disc shape, and each piece of bristles is made of polypropylene and elastic steel wire.

The brush bristles are arranged in a single piece in disc shape, and each piece of bristles is made of polypropylene and elastic steel wire.

① Adopt keystone brush seedling imported from the United States

Positive deviation ① Adopt keystone brush seedling imported from the United States Safe and high durable, and long service life

23	The rolling brush is processed with powder coating, which has strong corrosion resistant performance	The rolling brush is processed with powder coating, which has strong corrosion resistant performance	No deviation

24	The rolling brush has automatic adjustment capacity for mandatory lower pressure and ground pressure, and adjustment could be made for the contact between the brush hair and ground. The snow brush could automatically accommodate with the changing angle of the cross slope of the road pavement, and help to maintain the complete matching with the ground and best stress angle in snow sweeping. In case of uneven road surface, the equipment could automatically simulate the shape, and avoid the barrier upon encountering any barrier.	The rolling brush has automatic adjustment capacity for mandatory lower pressure and ground pressure, and adjustment could be made for the contact between the brush hair and ground. The snow brush could automatically accommodate with the changing angle of the cross slope of the road pavement, and help to maintain the complete matching with the ground and best stress angle in snow sweeping. In case of uneven road surface, the equipment could automatically simulate the shape, and avoid the barrier upon encountering any barrier.	No deviation

25	The rolling brush has rapid brush hair replacement device. The brush hair could be completely replaced rapidly without any necessity of dismounting any hydraulic motor or hydraulic oil pipe.	The rolling brush has rapid brush hair replacement device. The brush hair could be completely replaced rapidly without any necessity of dismounting any hydraulic motor or hydraulic oil pipe.	No deviation

26	Hydraulic motor is built-in motor, with the rated working pressure: ≥20.5Mpa	Hydraulic motor is built-in motor, with the rated working pressure: 20.5Mpa	No deviation

27	Control valves of the hydraulic system adopt the hydraulic proportional valves with electrical control and manual control	① Heavy load connector is adopted for the electrical control to achieve high-integration connection

Positive deviation

① Heavy load connector is adopted for the electrical control to achieve high-integration connection

High protection grade (IP65 and IP68) provided by heavy-load connector has incomparable advantages for equipment connection system under severe environment. It could still provide effective protection under severe applications with dust, rain, cold, ice and snow, oil dirt and so forth.

28	Rolling brush adopts multi-angle rubber coupling design	Rolling brush adopts multi-angle rubber coupling design	No deviation

29	The equipment adopts light-weight design, and eliminate the use of supporting casters to reduce the overall weight of the rolling brush, reduce the use of fault rate and improve the snow removing efficiency	The equipment adopts light-weight design, and eliminate the use of supporting casters to reduce the overall weight of the rolling brush, reduce the use of fault rate and improve the snow removing efficiency	No deviation

30	The connecting frame uses a parallel four-bar linkage mechanism that keeps the rolling brush under the status in parallel to the ground in any position. Have buffer function for mandatory lower pressure and suspension spring	The connecting frame uses a parallel four-bar linkage mechanism that keeps the rolling brush under the status in parallel to the ground in any position. Have buffer function for mandatory lower pressure and suspension spring	No deviation

31	Arc-shaped rolling brush adopts new materials of high-molecular polymer to prevent the spattering of deposited snow and endow the equipment with high performance on the aspect of strength, corrosion resistance, deformation resistance, and low temperature resistance.	Arc-shaped rolling brush adopts new materials of high-molecular polymer to prevent the spattering of deposited snow and endow the equipment with high performance on the aspect of strength, corrosion resistance, deformation resistance, and low temperature resistance.	No deviation

32	Hydraulic oil tube and pipe fittings would adopt products in well-known brands	Hydraulic oil tube and pipe fittings would adopt products in well-known brands ① Use CEJN quick-connector for the hydraulic connection

Positive deviation

① Use CEJN quick-connector for the hydraulic connection

The auto-focus unit of the rapid-connect solution could rapidly and safely assemble with the hydraulic hose without the necessity of any tools. It has not only integrated with compact design, but also reinforced the rotation ring with rapid-connection, which has met the rotation application under saturated work pressure.

33	All control functions of the electrical control system are under the integrated control of a controller. There is no other change-over switch. The integrated control box is placed in the driver cabin. Buttons are flexible and reliable for the convenience of manual operation. Water-proof and corrosion resistant protective measures are arranged for electrical components in various positions.	All control functions of the electrical control system are under the integrated control of a controller. There is no other change-over switch. The integrated control box is placed in the driver cabin. Buttons are flexible and reliable for the convenience of manual operation. Water-proof and corrosion resistant protective measures are arranged for electrical components in various positions.

Positive deviation

① Heavy load connector is adopted for the electrical control to achieve high-integration connection

Heavy-duty connectors provide highly integrated connection, and a rich combination style would maximize the effective utilization rate of the equipment space.

Heavy-duty connectors conveniently and efficiently achieve the modularized structure of various functional modules, which could ensure the equipment could be transported, installed, maintained and repaired in a convenient and safe manner. Connectors in this type are widely used in the field of power transmission and distribution.

34	The whole frame assembly is made of high-quality Q235B steel, which is firmly welded. The equipment has high strength in overall structure. Support rods on both sides of the machine frame are conveniently for the installation and storage of the rolling brush.	The whole frame assembly is made of high-quality Q235B steel, which is firmly welded. The equipment has high strength in overall structure. Support rods on both sides of the machine frame are conveniently for the installation and storage of the rolling brush.	No deviation

35	The power system of the rolling brush adopts an independent electric hydraulic power unit to drive the hoisting and swinging of the rolling brush.	The power system of the rolling brush adopts an independent electric hydraulic power unit to drive the hoisting and swinging of the rolling brush. ① Adopt an independent hydraulic power unit

Positive deviation

① Adopt an independent hydraulic power unit

With the application of standard components, it could cope with most application situations required by the market, which could reduce the inventory of hydraulic components to the minimum level and largely reduce the work load for non-standard design.

36	The rolling brush could work together with the current arm hooking vehicle of Wendeng District Environmental Health Management Division	The rolling brush could work together with the current arm hooking vehicle of Wendeng District Environmental Health Management Division	No deviation

Contract List for the Supply and Installation of On-board Snow-melting Agent Spreader with the Load of 10m3 for Arm Hooking Vehicle and Front-loading 3.5m Snow Sweeping Rolling Brush of Environmental Sanitation Administration Bureau of Wendeng District, Weihai City

No.	Item Name	Unit	Quantity	Unit Price (Yuan)	Total (Yuan)	Brand and Model
1	On-board Snow-melting Agent Spreader with the Load of 10m3 for Arm Hooking Vehicle	Set	2.	110000	220000	REED EAGER-SMS10
2.	Front-loading Snow Sweeper with the Length of 3.5m	Set	2	90000	180000	REED EAGER-SST3500
Total						400000